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                                                                  EXHIBIT 10.29


                                OPTION AGREEMENT

        This OPTION AGREEMENT (together with the exhibits hereto the "Agreement") is entered into the 1st day of March, 1997 (the "Effective Date") by and between CORIXA CORPORATION, a Delaware corporation with its principal place of business located at 1124 Columbia Street, Suite 200, Seattle, Washington 98104 ("Corixa") and SmithKline Beecham Biologicals Manufacturing S.A., a Belgian corporation with its principal place of business at Rue de l'Institut 89, B-1330 Rixensart, Belgium ("SB").


                              W I T N E S S E T H:

        WHEREAS, Corixa and SB are parties to a Prostate Cancer Collaboration and License Agreement (the "Prostate Cancer Agreement") and a Breast Cancer Collaboration and License Agreement (the "Breast Cancer Agreement") both of even date herewith (each, the "Collaboration Agreement") whereby the parties have agreed to collaborate in the research, development and license of antigens for vaccine products for the prevention and/or treatment of prostate and breast cancers, respectively;

        WHEREAS, SB desires to acquire from Corixa an option to enter into additional agreements for antigens for vaccine products for the prevention and/or treatment of colon and/or ovarian cancers that take the form of the Collaboration Agreements with appropriate revisions to reflect a modification of the subject matter to cover colon and/or ovarian cancers.

        NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS

           "Colon Collaboration Agreement" shall have the meaning assigned thereto in Section 2(a).

           "Colon Field" shall mean any and all in vivo administered prophylactic and/or therapeutic colon cancer Vaccines (as defined in the Collaboration Agreements) for use in humans.

           "Colon Option" means the option granted by Corixa to SB pursuant to
Section 2 hereof.

           "Colon Option Period" means the period commencing on the Effective Date and continuing until the last day of the eighteenth (18th) month following the Effective Date, as such Colon Option Period may be extended pursuant to
Section 2(c) hereof.


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           "National Exchange" shall mean the Nasdaq National Market or any other national exchange on which the Common Stock of Corixa is listed.

           "Ovarian Collaboration Agreement" shall have the meaning assigned thereto in Section 3(a).

           "Ovarian Field" shall mean any and all in vivo administered prophylactic and/or therapeutic ovarian cancer Vaccines as defined in the Collaboration Agreement for use in humans.

           "Ovarian Option" means the option granted by Corixa to SB pursuant to
Section 3 hereof.

           "Ovarian Option Period" means the period commencing on the Effective Date and continuing until the last day of the twelfth (12th) month following the Effective Date, as such Ovarian Option Period may be extended pursuant to
Section 3(c) hereof.

        2. GRANT OF OPTION FOR COLON FIELD

           (a) Grant of Option

               Subject to the provisions of this Agreement, Corixa hereby grants to SB an option, exercisable during the Colon Option Period, to enter into a collaboration and license agreement to cover the Colon Field (the "Colon Option"), on substantially the same terms and conditions set forth in the Collaboration Agreement; provided, that the parties acknowledge and agree that the amounts allocated to research funding and other modifications that reflect the nature of the disease target may be required (the "Colon Collaboration Agreement"). SB may exercise the Colon Option at any time on or before the expiration of the Colon Option Period (i) by providing written notice of exercise to Corixa prior to the expiration of the Colon Option Period, and (ii) paying to Corixa a lump sum payment of Five Hundred Thousand United States Dollars (U.S.$500,000) by wire transfer of immediately available funds, which payment shall be subject to credit or conversion as set forth in Section 4 below; provided, however, that Corixa may begin discussing possible collaborations with parties other than SB at any time after ninety (90) days prior to the expiration of the Colon Option Period; such discussions shall be terminated forthwith by Corixa if and when SB exercises the Colon Option or extends the Colon Option Period pursuant to Section 2(c) hereof.

           (b) Initial Option Fee

               Upon execution and delivery of this Agreement, SB shall pay to Corixa a lump sum payment of One Million Five Hundred Thousand United States Dollars (US$1,500,000) by wire transfer of immediately available funds, which payment shall be subject to credit, conversion or repayment as set forth in
Section 4 below.



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           (c) Extension of the Option Period

               SB will have the right to extend the Colon Option Period for one
(1) additional twelve (12) month period by (i) providing written notice to Corixa of SB's intention to extend the Colon Option Period prior to the expiration of the initial Colon Option Period, and (ii) making the payment set forth in Section 2(d) below.

           (d) Option Extension Fee

               If SB elects to extend the Colon Option Period pursuant to
Section 2(c) above, on or before the expiration of the initial Colon Option Period, SB shall pay to Corixa a lump sum payment of Two Million United States Dollars (US$2,000,000) by wire transfer of immediately available funds, which payment shall be subject to credit, conversion or repayment as set forth in
Section 4 below.

        3. GRANT OF OPTION FOR OVARIAN FIELD

           (a) Grant of Option

               Subject to the provisions of this Agreement, Corixa hereby grants to SB an option, exercisable during the Ovarian Option Period, to enter into a collaboration and license agreement to cover the Ovarian Field (the "Ovarian Option"), on substantially the same terms and conditions set forth in the Collaboration Agreement, provided, that the parties acknowledge and agree that the amounts allocated to research funding and other modifications that reflect the nature of the disease target may be required (the "Ovarian Collaboration Agreement"). SB may exercise the Ovarian Option at any time on or before the expiration of the Ovarian Option Period (i) by providing written notice of exercise to Corixa prior to the expiration of the Ovarian Option Period and (b) paying to Corixa a lump sum payment of Five Hundred Thousand United States Dollars (U.S.$500,000) by wire transfer of immediately available funds, which payment shall be subject to credit or conversion as set forth in Section 4 below; provided, however, that Corixa may begin discussing possible collaborations with parties other than SB at any time after ninety (90) days prior to the expiration of the Ovarian Option Period. Said discussions shall be terminated forthwith by Corixa if and when SB exercises the Ovarian Option or extends the Ovarian Option Period pursuant to Section 3(c) hereof.

           (b) Initial Option Fee

               Upon execution and delivery of this Agreement, SB shall pay to Corixa a lump sum payment of One Million Five Hundred Thousand United States Dollars (US$1,500,000) by wire transfer of immediately available funds, which payment shall be subject to credit, conversion or repayment as set forth in
Section 4 below.

           (c) Extension of the Option Period



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               SB will have the right to extend the Ovarian Option Period for one (1) additional eighteen (18) month period by (i) providing written notice to Corixa of SB's intention to extend the initial Ovarian Option Period prior to the expiration of the initial Ovarian Option Period, and (ii) making the payment set forth in Section 3(d) below.

           (d) Option Extension Fee

               If SB elects to extend the Ovarian Option Period pursuant to
Section 3(c) above, on or before the expiration of the initial Ovarian Option Period, SB shall pay to Corixa a lump sum payment of Two Million United States Dollars (US$2,000,000) by wire transfer of immediately available funds, which payment shall be subject to credit, conversion or repayment as set forth in
Section 4 below.

        4. OPTION PAYMENTS. All payments made by SB to Corixa pursuant to Sections 2 and 3 above shall be subject to the following terms and conditions:

           (a) Colon Option Payments. If SB exercises the Colon Option, then all payments made by SB to Corixa pursuant to Section 2 shall be, at the election of SB, either (i) credited against future milestones in the Colon Collaboration Agreement in accordance with Section 4(c) below or (ii) if Corixa's Common Stock is listed on a National Exchange and Corixa has a market capitalization of not less than US$128 million (assuming exercise or conversion of all outstanding options, warrants and other securities exercisable for or convertible into Corixa's Common Stock), converted into Corixa's Common Stock in accordance with
Section 4(d) below. If SB does not exercise the Colon Option, then all payments made by SB to Corixa pursuant to Section 2 shall be repaid by Corixa in accordance with Section 4(e) below.

           (b) Ovarian Option Payments. If SB exercises the Ovarian Option, then all payments made by SB to Corixa pursuant to Section 3 shall be, at the election of SB, either (i) credited against future milestones in the Ovarian Collaboration Agreement in accordance with Section 4(c) below or (ii) if Corixa's Common Stock is listed on a National Exchange and Corixa has a market capitalization of not less than US$128 million (assuming exercise or conversion of all outstanding options, warrants and other securities exercisable for or convertible into Corixa's Common Stock), converted into shares of Corixa's Common Stock in accordance with Section 4(d) below. If SB does not exercise the Ovarian Option, then all payments made by SB to Corixa pursuant to Section 3 shall be repaid by Corixa in accordance with Section 4(e) below.

           (c) Credit Against Milestones. From and after receipt of written notice from SB to Corixa (the "Credit Notice") of SB's intent to credit payments made by it pursuant to Section 2 and/or Section 3 of this Agreement, as applicable (the "Credit Amount"), which Credit Notice shall be made within fifteen (15) days of the exercise of the Colon Option and/or the Ovarian Option, as applicable, Corixa shall repay the Credit Amount by applying such Credit Amount against future milestones that become payable by SB to Corixa in accordance with the terms of the Colon Collaboration Agreement



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and/or the Ovarian Collaboration Agreement, as applicable, during the period beginning the date of the Credit Notice(s) and ending on the fifth anniversary date of the Credit Notice(s). On the fifth anniversary date of the Credit Notice, Corixa shall pay to SB the balance, if any, of the Credit Amount not credited against such milestones pursuant to this Section 4(c). However, the entire Credit Amount or any portion thereof may be prepaid by Corixa at any time in its sole discretion.

           (d) Conversion to Common Stock. Within thirty (30) days (the "Conversion Date") following the Corixa's receipt of a written notice from SB (the "Conversion Notice Date") of SB's intent to convert payments made by it pursuant to Section 2 and/or Section 3 of this Agreement as applicable into shares of Corixa's Common Stock, (the "Conversion Amount"), Corixa shall issue to SB the number of shares of Corixa's Common Stock equal to the Conversion Amount divided by the "Common Stock Price." For purposes of this Section 4(d), the "Common Stock Price" shall equal 111.25% of the average closing price for Corixa's Common Stock during the period beginning six (6) trading days prior to the Conversion Notice Date and ending on the trading day prior to the date of the Conversion Notice Date, as reported on the National Exchange.

           (e) Repayment. Within thirty (30) days following expiration of the Colon Option Period, or the Ovarian Option Period, as the case may be (the "Note Issuance Date"), to the extent SB has not exercised the Colon Option, or the Ovarian Option, as applicable, Corixa shall issue to SB an interest-free promissory note in principal amount equal to the payments made by SB pursuant to
Section 2 in the case of the Colon Option and Section 3 in the case of the Ovarian Option, which will not bear interest, payable in three (3) equal annual payments on the third, fourth and fifth anniversaries of the date of this Agreement

        5. MISCELLANEOUS

           (a) Development Efforts. Upon exercise of the Colon Option and/or Ovarian Option, the parties will collaborate in the discovery and development of Antigens for use in Vaccine(s) for the prevention and/or treatment of colon cancer and/or ovarian cancer, as applicable, by using commercially reasonable efforts to conduct the activities set forth in a research program plan to be prepared in good faith jointly by the parties as soon as practicable after the exercise of the Colon Option and/or Ovarian Option.

           (b) Entire Agreement. This Agreement, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, except that the Non Disclosure Agreements dated 17 February 1995 and 10 August 1995, the Tuberculosis Collaboration and License Agreement dated October 6, 1995 between Corixa Corporation and SmithKline Beecham Biologicals S.A., the Prostate Cancer



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Collaboration and License Agreement of even date herewith and the Breast Cancer
Collaboration and License Agreement of even date herewith remain in full force and effect. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

           (c) Notices. Any notice required or permitted under this Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses of the parties:

           If to Corixa:     Corixa Corporation
                             1124 Columbia Street, Suite 200
                             Seattle, WA  98104
                             Attention: Chief Operating Officer
                             Telephone: (206) 667-5711
                             Telecopy:  (206) 667-5715

           with a copy to:   Venture Law Group
                             4750 Carillon Point
                             Kirkland, Washington 98033
                             Attention: William W. Ericson
                             Telephone: (206) 739-8700
                             Telecopy:  (206) 739-8750

           If to SB:         SmithKline Beecham Biologicals
                             Manufacturing S.A.
                             Rue de l'Institut 89
                             1330 Rixensart, Belgium
                             Attention: Senior Vice President,
                             General Manager
                             Telephone: 32-2-6568250
                             Telecopy:  32-2-6568025

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

           (d) Assignment. Subject to the other provisions of this Section 5(d), this Agreement and the Options herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that either party may assign this Agreement to any corporation or other entity with which it may merge or consolidate, and/or to any corporation or other entity to which it may transfer all or substantially all of its assets,



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without obtaining the consent of the other party; provided that the consent of the non-transferring party (including, without limitation, by transfer of assets, merger or consolidation or otherwise) shall be required for any transfer of all or substantially all assets that materially alters the rights of such non-transferring party under this Section 5(d).

           (e) Governing Law; Arbitration. This Agreement will be governed by the laws of the State of Washington, USA. Any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force, by one or more arbitrators appointed in accordance with said rules; provided that the appointed arbitrators shall have appropriate experience in the bio-pharmaceutical industry; provided further, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than sixty (60) days notice to remedy any alleged breach and the other party has failed to do so. The place of arbitration shall be Seattle, Washington, USA if arbitration is initiated by SB and New York, New York if initiated by Corixa. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. The arbitration in such proceeding may expressly consider the amounts paid pursuant to Sections 2 and 3 hereof in considering any claim of damages. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

           (f) Severability; Waiver If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement.

           (g) [Intentionally omitted.]



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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

Agreed to and accepted by:                     Agreed to and accepted by:
CORIXA CORPORATION                             SMITHKLINE BEECHAM BIOLOGICALS
MANUFACTURING S.A.


/s/  STEVEN GILLIS                             /s/  JEAN STEPHENNE
------------------------------                 ------------------------------
Steven Gillis                                  Jean Stephenne
President and CEO                              Senior Vice President and
                                               General Manager






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